Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 21, 2023, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. incorporated by reference in this Registration Statement (Form S-8) of ONEOK, Inc.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

September 25, 2023